UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2025

VIP Play, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8400 W. Sunset Rd., Suite 300, Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2025, the board of directors (the “Board”) of VIP Play, Inc., a Nevada corporation (the “Company,” “us,” “we” or “our”), consisting of Bruce Cassidy as the sole director, approved an increase in the number of directors on the Board from one (1) to two (2), effective immediately. Holders of our outstanding Series B Convertible Preferred Stock (the “Series B Holder”) are entitled to elect a majority of the then-seated or to-be-seated directors on the Board.

As a result of the increase in the number of directors on the Board, on November 19, 2025, the Series B Holder approved the election of Mr. Les Ottolenghi as a director of the Company (the “Series B Director”), effective immediately. Mr. Ottolenghi, as the Series B Director, will serve at the pleasure of the Series B Holder or until his earlier resignation or removal pursuant to our Amended and Restated Articles of Incorporation or Bylaws. In connection with his election to the Board, Mr. Ottolenghi was not assigned to any committee because the Board does not have any committees. Any functions typically performed by a designated committee of the Board will be performed by both directors.

Mr. Ottolenghi, age 63, has served as our Chief Executive Officer, Principal Executive Officer and President since June 2, 2025. The year prior to joining us, Mr. Ottolenghi served as the Chief Transformation Officer and Commercial Officer of Lee Enterprises, Incorporated. From June 2021 to April 2024, he served as Executive Vice President and Chief Information and Technology officer for Stride Inc., leading the education company’s digital transformation, artificial intelligence and digital products initiatives. Immediately prior to that, he served as Executive Vice President and Global Chief Information Officer for Caesars Entertainment Corp. He also previously served as Global Chief Information Officer for Las Vegas Sands Corp. and Chief Information Officer for Carlson Wagonlit Travel, Inc. Mr. Ottolenghi has been recognized as Chief Information Officer of the year by CIO Magazine, Gartner Group and Computerworld. Also, he co-founded the world’s largest public technology innovation center, BlackFire, in Las Vegas. He received a Bachelor of Arts degree from Duke Trinity College in 1984, and a Master of Business Administration degree from Emory University Goizeuta School of Business in 1994.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2025	VIP PLAY, INC.

	By:	/s/ Les Ottolenghi
Les Ottolenghi, CEO